As filed with the Securities and Exchange Commission on August 21, 1995
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ROYCE LABORATORIES, INC.

                (Exact name of registrant as specified in its charter)

FLORIDA                                                    59-2202295
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                        5350 N.W. 165TH STREET, MIAMI, FLORIDA  33014
                   (Address of Principal Executive Offices)    (Zip code)

                                      1992 STOCK OPTION PLAN
                                     (Full title of the Plan)

                                        Patrick J. McEnany
                               President and Chief Executive Officer
                                      Royce Laboratories, Inc.
                                       5350 N.W. 165th Street
                                        Miami, Florida 33014
                             (Name and address of agent for service)

                                          (305) 624-1500
           (Telephone number, including area code, of agent for service)

                                             Copy to:

                                     Philip B. Schwartz, P.A.
                                         Broad and Cassel
                                           Miami Center
                               201 South Biscayne Boulevard, Suite 3000
                                       Miami, Florida 33131
                                     Telephone: (305) 373-9437

                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO         AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE OFFERING            AMOUNT OF
      BE REGISTERED               REGISTERED               SHARE(1)                    PRICE              REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,                  333,333 shares              $7.625                   $2,541,664                     $877
$.005 par value
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low bid prices of the Company's Common Stock on August 15, 1995.

                            ROYCE LABORATORIES, INC.

                             1992 STOCK OPTION PLAN

                     INCORPORATION OF DOCUMENTS BY REFERENCE

           The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

           (a) The Registrant's annual report on Form 10-K, as amended, for the fiscal year ended December 31, 1994.

           (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

           (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Company's By-laws, as amended, contain a provision that would limit the scope of personal liability of directors for monetary damages for breach of certain duties. The provision is consistent with Section 607.0831 of the Florida Business Corporations Act which, among other reasons, is designed to encourage qualified individuals to serve as directors of Florida corporations by permitting a Florida corporation to limit director's liability for monetary damages for breach of duty of care.

           The indemnification provision in the Company's By-laws, as amended, is intended to protect the Company's directors against personal liability for breaches of their duty of care in certain circumstances. The provisions of the By-laws would absolve directors of liability for negligence in the performance of their duties, excluding gross negligence, breach of duty of loyalty to the corporation and shareholders and violations of Section 607.0831 of the Florida Business Corporations Act. Section 607.0831 provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Further, the provision in the Company's By-laws would not limit or eliminate liability of directors arising in connection with causes of action brought under federal securities laws.

                                 EXHIBITS

                    5    Opinion of Broad and Cassel.

                   23.1 Consent of Price Waterhouse LLP, independent public accountants.

                   23.2  Consent of Broad and Cassel (included in Exhibit 5).

                   99.1  1992 Stock Option Plan (incorporated by reference from
                         Exhibit 10.9 to the Registrant's Registration Statement on Form S-2, declared effective on February 8, 1994. SEC File Number 33-72276).

                               UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information in the Registration Statement.

           (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 16th day of August, 1995.

                                                ROYCE LABORATORIES, INC.
                                                Registrant

                                                By:/S/PATRICK J. MCENANY
                                                   ----------------------------
                                                   Patrick J. McEnany, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                            TITLE                                   DATE
---------                                            -----                                   ----

/S/PATRICK J. MCENANY                    Chairman of the Board, President,                 August 16, 1995
---------------------
Patrick J. McEnany                       Chief Executive and Operations Officer


----------------------                   Secretary-Treasurer and Director                  August __, 1995
Richard W. Gross, Esq.

/S/HENRY S. KEEL                         Director                                          August 16, 1995
----------------------
Henry S. Keel

/S/GREGORY REED                          Director                                          August 16, 1995
----------------------
Gregory Reed, M.D.

/S/RICK A. WILBER                        Director                                          August 16, 1995
----------------------
Rick A. Wilber

/S/DAVID COHEN, PH.D.                    Director                                          August 16, 1995
----------------------
David Cohen, Ph.D.

/S/CHARLES J. SIMONS                     Director                                          August 16, 1995
----------------------
Charles J. Simons

SIGNATURE                                            TITLE                                       DATE
---------                                            -----                                       ----

/S/HUBERT E. HUCKEL, M.D.                Director                                          August 16, 1995
-------------------------
Hubert E. Huckel, M.D.


/S/OGDEN R. REID                         Director                                          August 16, 1995
-------------------------
Ogden R. Reid

/S/ROBERT E. BAND, C.P.A.                Vice President, Finance and Chief                 August 16, 1995
-------------------------
Robert E. Band, C.P.A.                   Financial and Accounting Officer